EXHIBIT 10.13


                               CREDIT AGREEMENT


              This CREDIT AGREEMENT is entered into as of December 20, 1993, between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

              WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

              NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

        1.    Definitions.

              1..1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

              "Acquired Parcel" means a Parcel acquired by the Company, in full or in part, with the proceeds of a Loan.

              "Acquisition Availability" means, at any time, an amount equal to the Availability less the Leasing Availability, but in no event less than zero.

              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall the Bank be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

              "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

              "Applicable Margin" means (a) with respect to Reference Rate Loans, 0.75%; and (b) with respect to Offshore Rate Loans, 3.00%.

              "Appraisal" means a real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Bank and all applicable internal policies of the Bank, undertaken by an independent appraisal firm satisfactory to the Bank, and providing an assessment of fair market value of a parcel of property, taking into account any and all Estimated Remediation Costs.









      "Appraised Value" means, for an Approved Parcel at any time, an amount equal to the "as is" fair market value of such Approved Parcel established by the Bank's most recently completed Appraisal of such Approved Parcel. The Appraised Value of an Approved Parcel shall be adjusted upon the completion and review by the Bank of each Appraisal of such Approved Parcel.

              "Approved Parcel" means a Parcel satisfying all of the conditions set forth in Section 4.1.

              "Assignee" has the meaning specified in subsection 9.8.1.

              "Assignment of Leases" means any Assignment of Leases evidencing the assignment of all present and future leases of all or any portion of one or more Parcels to Bank as security for the Obligations.

              "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

              "Availability" means, at any time, the least of (a) the Total Collateral Value, (b) the Total Cash Flow Value and (c) the Maximum Commitment Amount.

              "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Paragraph 101, et seq.).

              "Borrowing Notice" means a notice substantially in the form of Exhibit A given by the Company to the Bank pursuant to Section 2.3.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

              "Capital Adequacy Regulation" means any guideline, request or directive of any Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Bank or of any corporation controlling the Bank.

              "Cash Flow" means, as of any calendar quarter:

                     (a) for all Parcels and all other real property
                 owned by either Borrower or any Subsidiary for at least three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the sum of (i) two (2) times the aggregate quarterly gross income for all such properties, as evidenced by the most recently received quarterly operating statements for such properties, and (ii) the aggregate quarterly gross income for all such properties for the two (2) consecutive quarters immediately
                 preceding the quarter for which the most recently
                    received quarterly operating statements relate, as







                    evidenced by the quarterly operating statements for such quarters,

                          plus (b) for all Parcels and all other real
                    Property owned by either Borrower or any Subsidiary for at least two (2) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank but fewer than three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the sum of (i) the aggregate quarterly gross income for all such properties for the two (2) most recent consecutive calendar quarters, as evidenced by the quarterly operating statements for such properties for such quarters, and (ii) one-half (1/2) of the aggregate annual gross income for all such properties for the year in which the determination is made, based on the proforma cash flow statement set forth in the Appraisal for each such property, plus (c) for all Parcels and all other real
                    Property owned by either Borrower or any Subsidiary for fewer than two (2) full calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate annual gross income for all such properties for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for each such property, less (d) for all Parcels and all other real
                    Property owned by either Borrower or any Subsidiary for at least four (4) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate amount of actual operating expenses other than capital expenditures relating to all such properties for the immediately preceding four (4) consecutive calendar quarters, as evidenced by the most recently received quarterly operating statements for such properties and the quarterly operating statements for the three (3) immediately preceding quarters, less (e) for all Parcels and all other real
                    Property owned by either Borrower or any Subsidiary for fewer than four (4) full calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate amount of annual operating expenses other than capital expenditures relating to all such properties for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for each such property, less (f) $2.00 per square foot of net rentable area
                    of office space actually under lease on the first day of such calendar quarter in all Parcels and all other real








                    Property owned by any Subsidiary, representing capital expenditures for office space,

                          less (g) $0.80 per square foot of net rentable area
                    of retail space actually under lease on the first day of such calendar quarter in all Parcels and all other real Property owned by any Subsidiary, representing capital expenditures for retail space, less (h) $0.40 per square foot of net rentable area
                    of industrial, warehouse or research and development (other than office) space actually under lease on the first day of such calendar quarter in all Parcels and all other real Property owned by any Subsidiary, representing capital expenditures for industrial, warehouse or research and development (other than office) space.

                          "CERCLA" means the Comprehensive Environmental
              Response Compensation and Liability Act of 1980.

                          "Closing Date" means the date on which all
              conditions precedent set forth in Section 4.2 are satisfied or waived by the Bank.

                          "Code" means the Internal Revenue Code of 1986, as
              amended from time to time, and any regulations promulgated thereunder.

                          "Collateral" means all property and interests in
              property and proceeds thereof now owned or hereafter acquired by the Company or one of its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Bank, whether under this Agreement or under any other Collateral Documents executed by any such Persons and delivered to the Bank.

                          "Collateral Documents" means, collectively, (i) the
              Mortgages, Assignments of Leases, and all other security agreements, mortgages, deeds of trust, lease assignments and other similar agreements between the Company or its Subsidiaries and the Bank now or hereafter delivered to the Bank pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against the Company or any Subsidiaries as debtor in favor of the Bank as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                          "Contingent Obligation" means, as to any Person,
              (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

                          "Contractual Obligation" means, as to any Person,
              any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                          "Controlled Group" means the Company and all
              Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to
              Section 414(b), (c), (m) or (o) of the Code.

                          "Conversion Date" means any date on which the
              Company elects to convert a Reference Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Reference Rate Loan.

                          "Conversion/Continuation Notice" means a notice
              substantially in the form of Exhibit B given by the Company to the Bank pursuant to Section 2.4.

                          "Covenant Debt Service" means, at any time, the
              amount necessary to amortize the aggregate amount of secured Indebtedness and commercial unsecured Indebtedness of the Company and its Subsidiaries (as evidenced by negotiable instruments or other written agreements; and based on the most recently received quarterly consolidated balance sheet, and including as Indebtedness all then-outstanding but undrawn Letters of Credit) in twenty (20) equal annual installments of principal and interest at a rate equal to 3.0% per annum above the average of the Offshore Rates (each for an Interest Period of thirty (30) days) on the determination date and on the corresponding dates in each of the eleven (11) previous consecutive months (or (i) if any such previous month did not include a corresponding date, on the last Business Day of such month, or (ii) if the corresponding date of any such previous month was not a Business Day, on the Business Day immediately preceding such corresponding date).

                          "Default" means any event or circumstance which,
              with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

                          "Disposition" means the sale, lease, conveyance or
              other disposition of any Approved Parcel, other than (i) leases of an Approved Parcel to third-party tenants in the ordinary course of business or (ii) sales or other dispositions expressly permitted under Section 7.2.







                          "Distribution Availability" means, at any time, the
              lesser of (a) the difference between (i) the aggregate amount of optional repayments on the Loans that the Company has made to the Bank from rental income of the Company or its Subsidiaries and (ii) the aggregate amount of Loans that the Bank has made to the Company pursuant to Section 2.1 for any purpose other than acquiring fee title to real property or paying tenant improvement expenses or leasing commissions with respect to an Acquired Parcel, and (b) the Availability at such time.

                          "Environmental Claims" means all claims, however
              asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Laws or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon
              (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from an Approval Parcel, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

                          "Environmental Laws" means all federal, state or
              local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                          "Environmental Permits" has the meaning specified
              in subsection 5.12(b).

                          "ERISA" means the Employee Retirement Income
              Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

                          "ERISA Affiliate" means any trade or business
              (whether or not incorporated) under common control with the







              Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                          "ERISA Event" means (a) a Reportable Event with
              respect to a Qualified Plan or a Multi-employer Plan;
              (b) withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multi-employer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multi-employer Plan subject to Title IV of ERISA; (e) failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multi-employer Plan;
              (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multi-employer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan;
              (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

                          "Estimated Remediation Costs" means all costs
              associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                          "Event of Default" means any of the events or
              circumstances specified in Section 8.1.

                          "Event of Loss" means, with respect to any Approved
              Parcel, any of the following: (a) any loss, destruction or damage of such Approved Parcel; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Approval Parcel or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Approved Parcel, or confiscation of such







              Approved Parcel or the requisition of the use of such Approved Parcel.

                          "Federal Reserve Board" means the Board of
              Governors of the Federal Reserve System or any successor thereof.

                          "GAAP" means generally accepted accounting
              principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                          "Governmental Authority" means any nation or
              government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                          "Guaranty Obligation" means, as applied to any
              Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                          "Hazardous Materials" means all those substances
              which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                          "IBOR" means the per annum rate of interest,
              rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Bank's Grand Cayman branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable Offshore Rate Loan and Interest Period to major banks in the offshore U.S. dollar inter-bank market.







                          "Indebtedness" of any Person means, without
              duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and
              (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
              (a) through (e) above.

                          "Indemnified Liabilities" has the meaning specified
              in Section 9.5.

                          "Indemnified Person" has the meaning specified in
              Section 9.5.

                          "Insolvency Proceeding" means (a) any case, action
              or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case
              (a) and (b) undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

                          "Interest Payment Date" means the first day of each
              month following disbursement of the initial Loan.

                          "Interest Period" means, with respect to any
              Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to an Offshore Rate Loan and ending on the date thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, or one (1) year, thereafter, as selected by the Company in its Borrowing Notice or Conversion/Continuation Notice; provided that:








                                (a)  if any Interest Period pertaining to an
                    Offshore Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                                (b)  any Interest Period pertaining to an
                    Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                          "Leasing Availability" means, at any time, the
              lesser of (a) an amount equal to (i) the aggregate amount of tenant improvement expenses and leasing commissions for all Acquired Parcels set forth in the budgets delivered to the Bank pursuant to Section 4.3.8 for each Acquired Parcel, less
              (ii) the aggregate amount of Loans that the Bank has made to the Company pursuant to Section 2.1 for the purpose of paying tenant improvement expenses or leasing commissions with respect to Acquired Parcels, less (iii) the aggregate amount of such budgeted tenant improvement expenses and leasing commissions as to which the Bank has received satisfactory evidence (in the Bank's sole and absolute discretion) that either (A) the Company has paid such expenses or commissions from the Company's own funds other than Loan Proceeds or sums payable to the Bank under this Agreement or (B) such expenses or commissions will not be incurred (because of cost savings or otherwise) and (b) the Availability at such time.

                          "Lending Office" means the office of the Bank
              specified as its "Lending Office," opposite its name on the signature pages hereto.

                          "Letter of Credit" means a letter of credit issued
              by the Bank for the Company's account pursuant to Article 2.

                          "Lien" means any mortgage, deed of trust, pledge,
              hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor's interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

                          "Loan" means an extension of credit by the Bank to
              the Company pursuant to Article 2, and may be a Reference Rate Loan or an Offshore Rate Loan.

                          "Loan Documents" means this Agreement, the
              Revolving Note, the Collateral Documents, and all documents delivered to the Bank in connection therewith.

                          "Major Tenant" means, with respect to any Parcel, a
              tenant occupying ten percent (10%) or more of the net rentable area of the improvements located on such Parcel.

                          "Margin Stock" means "margin stock" as such term is
              defined in Regulation G, T, U  or X of the Federal Reserve
              Board.

                          "Material Adverse Effect" means a material adverse
              change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default; (c) the legality, validity, binding effect or enforceability of any Loan Document; or (d) the perfection or priority of any Lien granted to the Bank under any of the Collateral Documents.

                          "Maturity Date" means January 1, 1997.

                          "Maximum Commitment Amount" means, at any time
              (a) during the period from the Closing Date through and including October 31, 1995, an amount equal to $20,000,000.00, and (b) during any calendar month during the period from and after November 1, 1995, commencing on the first day of each such month, an amount equal to (i) the Maximum Commitment Amount during the immediately preceding calendar month less
              (ii) the principal component of the payment amount that would amortize the Maximum Commitment Amount during the immediately preceding calendar month in equal monthly installments over the period from the first day of such calendar month to November 1, 2015, at a per annum rate of interest equal to the greater of
              (x) 2.50% per annum above the average yield on ten-year United States treasury bonds maturing approximately ten (10) years from the date of determination (as determined from the telerate screen at the opening of business on the determination date) or
              (y) 9.0%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.










                          "Mortgage" means any deed of trust, mortgage or
              other document creating a Lien on real property or any interest in real property.

                          "Multi-employer Plan" means a "multi-employer plan"
              (within the meaning of Section 4001(a)(3) of ERISA) to which any member of the Controlled Group (i) makes, is making, or is obligated to make contributions, or (ii) during the preceding three calendar years has made, or has been obligated to make, contributions.

                          "Net Issuance Proceeds" means, in respect of any
              issuance of debt (including secured debt) or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith (excluding amounts payable to the Company or any Affiliate of the Company).

                          "Net Operating Income" means, as of any calendar
              quarter:

                          (a) for all Approved Parcels owned by either
                    Borrower or any Subsidiary for at least three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the sum of (i) two (2) times the aggregate quarterly gross income for all such Approved Parcels, as evidenced by the most recently received quarterly operating statements for such Approved Parcels, and (ii) the aggregate quarterly gross income for all such Approved Parcels for the two (2) consecutive quarters immediately preceding the quarter for which the most recently received quarterly operating statements relate, as evidenced by the quarterly operating statements for such quarters, plus (b) for all Approved Parcels owned by either
                    Borrower or any Subsidiary for at least two (2) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank but fewer than three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the sum of (i) the aggregate quarterly gross income for all such Approved Parcels for the two (2) most recent consecutive calendar quarters, as evidenced by the quarterly operating statements for such Approved Parcels for such quarters, and (ii) on-half (1/2) of the aggregate annual gross income for all such Approved Parcels for the year in which the determination is made, based on the proforma cash flow statement set forth in the Appraisal for each such Approved Parcel, plus (c) for all Approved Parcels owned by either
                    Borrower or any Subsidiary for fewer than two (2) full







                    calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate annual gross income for all such Approved Parcels for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for each such Approved Parcel, less (d) for all Approved Parcels owned by either
                    Borrower or any Subsidiary for at least four (4) consecutive calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate amount of actual operating expenses other than capital expenditures relating to all such Approved Parcels for the immediately preceding four (4) consecutive calendar quarters, as evidenced by the most recently received quarterly operating statements for such Approved Parcels and the quarterly operating statements for the three (3) immediately preceding quarters, less (e) for all Approved Parcels owned by either
                    Borrower or any Subsidiary for fewer than four (4) full calendar quarters for which quarterly operating statements have been delivered to the Bank, the aggregate amount of annual operating expenses other than capital expenditures relating to all such Approved Parcels for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for each such Approved Parcel, less (f) $2.00 per square foot of net rentable area
                    of office space actually under lease on the first day of such calendar quarter in all Approved Parcels, representing capital expenditures for office space,

                          less (g) $0.80 per square foot of net rentable area
                    of retail space actually under lease on the first day of such calendar quarter in all Approved Parcels, representing capital expenditures for retail space,

                          less (h) $0.40 per square foot of net rentable area
                    of industrial, warehouse or research and development (other than office) space actually under lease on the first day of such calendar quarter in all Approved Parcels, representing capital expenditures for industrial, warehouse or research and development (other than office) space.

              Net Operating Income for any quarter will be adjusted in accordance with the foregoing formula at any time a Parcel becomes an Approved Parcel during such quarter, or at any time an Approved Parcel is sold during such quarter.

                          "Net Proceeds" means proceeds in cash, checks or
              other cash equivalent financial instruments as and when







              received by the Person making a Disposition, net of: (a) the reasonable direct costs relating to such Disposition (excluding amounts payable to the Company or any Affiliate of the Company), (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

                          "Notice of Lien" means any "notice of lien" or
              similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                          "Obligations" means all Loans and other
              Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing from the Company to the Bank or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                          "Offshore Rate" means, for each Interest Period in
              respect of any Offshore Rate Loan, the per annum rate of interest, rounded upward, if necessary, to the nearest 1/100th of one percent, determined by the following formula:

                   LIBOR                            Offshore Rate =
                                                 (1.00 - Reserve Percentage)

                          "Offshore Rate Loan" means a Loan that bears
              interest based on the Offshore Rate.

                          "Ordinary Course of Business" means, in respect of
              any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

                          "Organization Documents" means, (a) for any
              corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and (b) for any partnership, the partnership agreement, statement or certificate of partnership and any fictitious business name or other filing relating to such partnership.

                          "Parcel" means (a) a parcel of real property that
              is owned in fee by the Company and (b) the parcels of real property located in (i) San Antonio, Texas, owned in fee by Country Hollow Associates, a Texas general partnership, and
              (ii) Jackson, Mississippi, owned in fee by ICMPI (Jackson), Inc., a Delaware corporation.

                          "Participant" has the meaning specified in
              subsection 9.8.2.

                          "PBGC" means the Pension Benefit Guaranty
              Corporation or any entity succeeding to any or all of its functions under ERISA.

                          "Permitted Encumbrances" means, with respect to any
              Parcel, all matters to which the Bank consents in writing as exceptions to the Title Policy covering such Parcel.

                          "Permitted Liens" has the meaning specified in
              Section 7.1.

                          "Person" means an individual, partnership,
              corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                          "Plan" means an employee benefit plan (as defined
              in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multi-employer Plan or Qualified Plan.

                          "Property" means any estate or interest in any kind
              of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                          "Qualified Plan" means a pension plan (as defined
              in Section 3(2) of ERISA) intended to be tax-qualified under
              Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multi-employer Plan.

                          "Reference Rate" means the per annum rate of
              interest publicly announced from time to time by the Bank at San Francisco, California, as its "Reference Rate." The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. The Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                          "Reference Rate Loan" means a Loan that bears
              interest based on the Reference Rate.

                          "Release Price" means, with respect to an Approved
              Parcel, the greatest of (a) the Net Proceeds (computed without regard to any amounts required to be applied to repay any of the Obligations) of such Approved Parcel, up to a maximum amount of 78% of the Appraised Value of such Approved Parcel, or (b) 65% of the Appraised Value of such Approved Parcel, or
              (c) the amount, if any, necessary to reduce the aggregate principal amount outstanding on the Loans to the Availability (computed without regard to the Approved Parcel for which the Company is seeking release), in each case determined on the date of the Company's request that the Bank release its Lien on such Approved Parcel.

                          "Reportable Event" means, as to any Plan, (a) any
              of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

                          "Requirement of Law" means, as to any Person, any
              law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                          "Reserve Percentage" means the total of the maximum
              reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for "eurocurrency liabilities," as defined in Federal Reserve Board Regulation D. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest







              1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

                          "Responsible Officer" means the chief executive
              officer or the president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                          "Revolving Note" means a promissory note of the
              Company payable to the order of the Bank in substantially the form of Exhibit C, and any amendments, supplements, modifications, renewals, replacements, consolidations and extensions thereof, evidencing the aggregate indebtedness of the Company to the Bank resulting from Loans made by the Bank pursuant to this Agreement.

                          "SEC" means the Securities and Exchange Commission,
              or any successor thereto.

                          "Solvent" means, as to any Person at any time, that
              (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
              Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                          "Subsidiary" of a Person means any corporation,
              association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                          "Title Policy" means any policy of title insurance
              required pursuant to this Agreement.








                          "Total Cash Flow Value" means, at any time, the
              maximum amount for which 80% of the Net Operating Income would be sufficient to amortize such amount in twenty-five (25) equal annual installments of principal and interest at a per annum rate equal to the greater of (i) 2.50% per annum above the average yield on ten-year United States treasury bonds maturing approximately ten (10) years from the date of determination (as determined from the telerate screen at the opening of business on the determination date) or (ii) 9.0%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.

                          "Total Collateral Value" means, at any time, 65% of
              the aggregate amount of the Appraised Values for all of the Approved Parcels at such time.

                          "Transferee" has the meaning specified in
              subsection 9.8.3.

                          "UCC" means the Uniform Commercial Code as in
              effect in any jurisdiction.

                          "Unfunded Pension Liabilities" means the excess of
              a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 of the Code for the applicable plan year.

                          1..2  Other Interpretive Provisions.

                                1..2.1  Use of Defined Terms.  Unless
              otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                                1..2.2  Certain Common Terms.

                                (a)  The Agreement.  The words "hereof,"
                    "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                                (b)  Documents.  The term "documents"
                    includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.







                                (c)  Including.  The term "including" is not
                    limiting and means "including without limitation."

                                (d)   Performance.  Whenever any performance
                    obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking or not taking such action.

                                (e)  Contracts.  Unless otherwise expressly
                    provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                                (f)  Laws.  References to any statute or
                    regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                                (g)  Captions.  The captions and headings of
                    this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

                                (h) Independence of Provisions. The parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                                (i)  Exhibits.  All of the exhibits attached
                    to this Agreement are incorporated herein by this reference.

                                1..2.3  Accounting Principles.

                                (a)  Accounting Terms.  Unless the context
                    otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                (b)  Fiscal Periods.  References herein to
                    "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                    2.    The Credit.

                          2..1  Amount and Terms of Commitment.  The Bank
              agrees, on the terms and subject to the conditions hereinafter set forth,

                                (a) to make Loans to the Company from time to
                    time on any Business Day during the period from the Closing Date to the Maturity Date (i) for the purpose of acquiring fee title to improved real property, in an aggregate amount not to exceed at any time outstanding the Acquisition Availability, (ii) for the purpose of paying tenant improvement expenses and leasing commissions with respect to Acquired Parcels, in an aggregate amount not to exceed at any time the Leasing Availability, and (iii) not more than four times per calendar quarter, for the purpose of paying (A) dividends to the Company's shareholders, or (B) any expenses of the Company or any Parcel, including any costs of capital improvements for any Parcel (other than tenant improvement expenses or leasing commissions with respect to an Acquired Parcel), in an aggregate amount not to exceed at any time the Distribution Availability, and

                                (b) to issue Letters of Credit for the
                    Company's account from time to time on any Business Day during the period from the Closing Date to the date that is eighteen (18) months prior to the Maturity Date, for the purpose of acquiring fee title to real property (but not for use as good faith deposits for any such acquisition), in an aggregate amount not to exceed $3,000,000.00 at any time outstanding;

              provided, however, that (u) the amount of any tenant improvement expenses and leasing commissions with respect to any Acquired Parcel for payment of which a Loan is made shall not exceed the lesser of (i) the then-undisbursed aggregate amount of such costs set forth in the budget for such Acquired Parcel delivered to the Bank pursuant to Section 4.3.8, or
              (ii)(A) $30.00 per square foot of net rentable area for tenant improvements to office or retail space in any such Acquired Parcel, or (B) $10.00 per square foot of net rentable area for tenant improvements to industrial, warehouse or research and development (other than office) space in any such Acquired Parcel, or (C) $6.00 per square foot of net rentable area for leasing commissions, and (v) no Letter of Credit shall have an expiry date later than the earlier of (i) twelve (12) months after the date on which such Letter of Credit is issued or
              (ii) 180 days prior to the Maturity Date. Notwithstanding any contrary provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Availability, and the aggregate amount of outstanding but undrawn Letters of Credit shall be considered a portion of the principal amount outstanding on the Loans for purposes of determining (x) the amount of Availability remaining available for disbursement and (y) mandatory repayments under
              Section 2.5.2. Within the limits of the Availability, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, repay pursuant to
              Section 2.5 and reborrow pursuant to this Section 2.1.

                          2..2  Revolving Note.  The Loans made by the Bank
              shall be evidenced by a Revolving Note payable to the order of the Bank in an amount equal to the Maximum Commitment Amount on the Closing Date. The Bank will endorse on the schedule annexed to the Revolving Note the date, amount and maturity of each Loan that it makes (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made.
              The Company irrevocably authorizes the Bank to endorse the Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Revolving Note.

                          2..3  Procedure for Obtaining Credit.  Each Loan
              shall be made and each Letter of Credit shall be issued upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice (which notice must be received by the Bank prior to 10:00 a.m., San Francisco time,
              (i) two (2) Business Days prior to the requested borrowing date, in the case of Offshore Rate Loans, or (ii) on the requested borrowing date, in the case of Reference Rate Loans), or (iii) five (5) Business Days prior to the requested issuance date of a Letter of Credit, specifying:

                                (a)  the amount of the Loan or the Letter of
                    Credit, which in the case of a Loan shall be in an aggregate minimum principal amount of (i) One Hundred Thousand dollars ($100,000) for Reference Rate Loans to be used to pay the costs of tenant improvements or leasing commissions for any Acquired Parcel,
                    (ii) Two Hundred Fifty Thousand dollars ($250,000) for Reference Rate Loans to be used for any other permitted purpose, and (iii) One Million dollars ($1,000,000) for any Offshore Rate Loans;

                                (b)  the requested borrowing or Letter of
                    Credit issuance date, which shall be a Business Day;

                                (c)  in the case of a Loan, whether the Loan
                    proceeds will be used (i) to acquire fee title to improved real property or (ii) to pay the costs of tenant improvements or leasing commissions for any Acquired Parcel, or (iii) to pay dividends to the Company's shareholders or any expenses of the Company or any Parcel (other than the costs of tenant improvements or leasing commissions for any Acquired Parcel) (for purposes of the minimum Loan amount, a Loan may be used for any or all of purpose (i) or purpose (ii) or purpose (iii));

                                (d)  in the case of a Loan, whether the Loan
                    is to be an Offshore Rate Loan or a Reference Rate Loan;

                                (e)  in the case of a Loan that is to be an
                    Offshore Rate Loan, the duration of the Interest Period applicable to the Loan. If the Borrowing Notice fails to specify the duration of the Interest Period for an Offshore Rate Loan, such Interest Period shall be thirty
                    (30) days.

              Notwithstanding the foregoing provisions of this Section 2.3, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Loan for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Loan proceeds under this Section 2.3. Unless the Bank otherwise agrees, during the existence of a Default or Event of Default, the Company may not elect to have a Loan made as, or converted into or continued as, an Offshore Rate Loan. After giving effect to any Loan, there shall not be more than eight (8) different Interest Periods in effect.

                          2..4  Conversion and Continuation Elections.

                                2..4.1  The Company may, upon irrevocable
              written notice to the Bank in accordance with subsection 2.4.2:

                                (a)  elect to convert, on any Business Day,
                    any Reference Rate Loans (or any part thereof in an amount not less than $1,000,000.00) into Offshore Rate Loans;

                                (b) elect to convert on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00) into Reference Rate Loans; or








                                (c)  elect to renew on any Interest Payment
                    Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00);

              provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000.00, the Offshore Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

                                2..4.2  The Company shall deliver by telex,
              cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation (which notice must be received by the Bank not later than 10:00 a.m. San Francisco time, (i) at least two (2) Business Days prior to the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans, or (ii) on the Conversion Date, if the Loans are to be converted into Reference Rate Loans) specifying:

                                (a)  the proposed Conversion Date or
                    continuation date;

                                (b)  the aggregate amount of Loans to be
                    converted or continued;

                                (c) the nature of the proposed conversion or continuation; and

                                (d)  if the Company elects to convert a
                    Reference Rate Loan into an Offshore Rate Loan or elects to continue an Offshore Rate Loan, the duration of the Interest Period applicable to such Loan. If the Conversion/Continuation Notice fails to specify the duration of the Interest Period for an Offshore Rate Loan, such Interest Period shall be thirty (30) days.

                                2..4.3  If upon the expiration of any
              Interest Period applicable to Offshore Rate Loans the Company has failed to select a new Interest Period to be applicable to Offshore Rate Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert Offshore Rate Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

                                2..4.4  Notwithstanding any other provision
              contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than eight (8) different Interest Periods in effect.

                          2..5  Principal Payments.







                                2..5.1  Optional Repayments.  Subject to
              Section 3.4, the Company may, at any time or from time to time, upon at least one (1) Business Day's prior written notice to the Bank, repay Loans in part in an amount not less than $250,000.00; provided, however, that subject to the provisions of Section 2.11, the Company shall not repay the Loans in full prior to the Maturity Date, and there shall be deemed outstanding at all times prior to the Maturity Date principal in the amount of at least $10.00 to the extent necessary to maintain the liens granted in the Collateral Documents. Such notice of repayment shall specify the date and amount of such repayment, the source of funds for such repayment and whether such repayment is of Reference Rate Loans, Offshore Rate Loans, or any combination thereof. If the Company gives a repayment notice to the Bank, such notice is irrevocable and the repayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount repaid and all amounts required to be paid pursuant to Section 3.4.

                                2..5.2  Mandatory Repayments.

                                (a)  Availability Limit.  Should (i) the
              aggregate principal amount of the outstanding Loans at any time exceed the Availability, or (ii) the aggregate amount of the outstanding Loans made for the purpose of acquiring fee title to improved real property at any time exceed the Acquisition Availability, the Company shall immediately repay such excess to the Bank; provided, however, that in the event that the aggregate amount of outstanding but undrawn Letters of Credit exceeds the Availability, the Company shall deliver cash collateral to the Bank in the amount of such excess.

                                (b)  Approved Parcel Dispositions.  If the
              Company or any of its Subsidiaries shall at any time or from time to time agree to enter into a Disposition or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Bank of such proposed Disposition or such Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or its Subsidiary in respect thereof) and (ii) promptly upon receipt by the Company or its Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Company shall repay the Loans in an aggregate amount equal to the Release Price, in the case of a Disposition, or the amount of such Net Proceeds, in the case of an Event of Loss.

                                (c) Debt or Equity Issuance. If the Company shall issue new common or preferred equity, or if the Company or any of its Subsidiaries shall issue or incur any debt not prohibited by Section 7.4, the Company shall promptly notify the Bank of the estimated Net Issuance Proceeds of such issuance to be received by the Company or its Subsidiary in respect thereof. Promptly upon receipt by the Company or its Subsidiary of the Net Issuance Proceeds of such issuance, the







              Company shall repay the Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds.

                                (d)   Application of Repayments.  Any
              repayments pursuant to this subsection 2.5.2 shall be
              (i) subject to Section 3.4, and (ii) applied first to any Reference Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. Notwithstanding any contrary provision of this subsection 2.5.2, there shall be deemed outstanding on the Loans at all times prior to the Maturity Date principal in the amount of at least $10.00 to the extent necessary to maintain the liens granted in the Collateral Documents.

                                2..5.3  Repayment at Maturity.  The Company
              shall repay the principal amount of all outstanding Loans, on the Maturity Date.

                          2..6  Interest.

                                2..6.1  Accrual Rate.  Subject to subsection
              2.6.3, each Loan shall bear interest on the outstanding principal amount thereof from the date when made (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) until it becomes due at a rate per annum equal to the Offshore Rate or the Reference Rate, as the case may be, plus the Applicable Margin.

                                2..6.2  Payment.  Interest on each Loan shall
              be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to subsections 2.5.1 and 2.5.2 for the portion of the Loans so repaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be payable on demand.

                                2..6.3  Default Interest.  Commencing
              (i) five (5) Business Days after the occurrence of any Event of Default under subsection 8.1.3 or (ii) upon the occurrence of any other Event of Default, and continuing thereafter while such Event of Default exists, or after maturity or acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 3% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Reference Rate plus 3.75%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the







              Reference Rate plus 3.75%.

                                2..6.4  Maximum Legal Rate.  Anything herein
              to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the Company shall pay the Bank interest at the highest rate permitted by applicable law.

                          2..7  Underwriting Fee.  The Company shall pay to
              the Bank an annual underwriting fee equal to the greater of
              (i) $25,000.00 or (ii) 0.25% of the Availability on the date such fee is due. Such underwriting fee shall be computed, due and payable annually in advance on the Closing Date and on November 1 of each year thereafter prior to the Maturity Date. In addition, if the Availability is increased to an amount in excess of $10,000,000 at any time prior to the Maturity Date, the Company shall pay to the Bank a prorated annual underwriting fee for the remainder of the year (running from November 1 through the following October 31) in which such Availability increase occurs, in the amount of 0.25% per annum of the increase, at the time of the increase in Availability. No portion of the underwriting fee will be refunded to the Company in the event of a decrease in Availability; provided, however, that no increase in Availability shall be subject to more than one annual underwriting fee.

                          2..8  Computation of Fees and Interest.  All
              computations of interest and underwriting fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest or fees being paid than if computed on the basis of a 365-day year. Interest and underwriting fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Reference Rate or the Reserve Percentage becomes effective. Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error.

                          2..9  Payments by the Company.  All payments
              (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Bank at the Bank's Payment Office, in dollars and in immediately available funds, no later than 12:00 p.m. San Francisco time on the date specified herein. Any payment received by the Bank later than 12:00 p.m. San Francisco time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the provisions set forth in the definition of the term "Interest Period," whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                          2..10  Security; Appraisal of Approved Parcels.
              All obligations of the Company under this Agreement, the Revolving Note and all other Loan Documents shall be secured in accordance with the Collateral Documents. At any time and from time to time, at the Company's sole expense, the Bank shall have the right to obtain a new Appraisal of any Approved Parcel.

                          2..11  Release of Lien on Approved Parcel.

                                2..11.1  Release Conditions.  The Bank shall
              reconvey and release its Lien on an Approved Parcel upon the Company's satisfaction of all of the following conditions precedent:

                                (a)  The Company shall have submitted to the
                    Bank a written request that the Bank reconvey and release its Lien on such Approved Parcel;

                                (b)  The Company shall have paid to the Bank
                    the lesser of (i) the Release Price for such Approved Parcel, or (ii) the then-outstanding aggregate principal amount of the Loans;

                                (c)  There shall have occurred no Default or
                    Event of Default that remains uncured, and the Bank shall have received a certificate to that effect signed by a Responsible Officer;

                                (d)  The Approved Parcel to be reconveyed
                    constitutes a legally separable and transferable lot or parcel under all applicable laws, ordinances, rules and regulations relating to the subdivision or parcelling of real property and the transfer thereof; and

                                (e)  Upon the Bank's request, the Bank has
                    been furnished, at the Company's sole cost, with a CLTA form 111 indorsement or such other indorsements to any Title Policy as the Bank may require, assuring the Bank that the reconveyance will not result in the subordination of the lien of any Mortgage as to the remaining Approved Parcels to any other lien or claim affecting any such Approved Parcels.

              The foregoing conditions precedent are solely for the benefit of the Bank, any may be waived in a writing signed by the Bank and in no other manner.

                                2..11.2  Application of Release Price.  The
              Release Price of each Approved Parcel shall be applied first to any amounts due hereunder other than interest or principal then due and payable, then to interest then due, and then to the prepayment of principal (first to any Reference Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining).

                          2..12  Estoppel Certificates.  The Company shall
              deliver to the Bank (or cause any Subsidiary to deliver to the Bank), within ninety (90) days after the recording of a Mortgage encumbering a Parcel for the benefit of the Bank, estoppel certificates in form and substance satisfactory to the Bank executed by (i) each tenant of such Parcel whose lease covers at least 5,000 square feet of net rentable area and
              (ii) tenants whose leases, in the aggregate, cover at least eighty percent (80%) of the net rentable area of the improvements located on such Parcel. In the event that the Company fails timely to deliver such estoppel certificates to the Bank, such Parcel shall immediately cease to be an Approved Parcel, the Availability shall immediately be adjusted to reflect such change and the Company shall repay to the Bank, with five (5) days after notice from the Bank, any amounts payable pursuant to Section 2.5.2(a).

                    3.    Taxes, Yield Protection and Illegality.

                          3..1  Taxes.  If any taxes (other than taxes on the
              Bank's net income) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder, including payments made pursuant to this Section 3.1, the Company shall pay all such taxes and shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the yield, after payment of such taxes, that the Bank would have received if such taxes had not been imposed.

                          3..2  Illegality.

                                (a)  If the Bank determines that (i) the
                    introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the







                    Bank shall have notified the Company that the circumstances giving rise to such determination no longer exists.

                                (b)  If the Bank determines that it is
                    unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans then outstanding, together with interest accrued thereon and any amounts required to be paid in connection therewith pursuant to Section 3.4, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans.

                                (c)  Notwithstanding any contrary provision
                    of Section 2.1, if the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.2(b), then concurrently with such prepayment the Company shall borrow a Reference Rate Loan from the Bank in the amount of such repayment.

                                (d) If the obligation of the Bank to make or maintain Offshore Rate Loans has been terminated, the Company may elect, by giving notice to the Bank, that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Reference Rate Loans.

                                (e)  Before giving any notice to the Company
                    pursuant to this Section 3.2, the Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

                          3..3  Increased Costs and Reduction of Return.

                                (a)  If the Bank determines that, due to
                    either (i) the introduction of, or any change (other than a change by way of imposition of, or increase in, reserve requirements included in the Reserve Percentage) in or in the interpretation of, any law or regulation or (ii) the compliance by the Bank (or its Lending Office) or any Corporation controlling the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

                                (b)  If the Bank determines that (i) the
                    introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office), or any corporation controlling the Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its loans, credits or obligations under this Agreement, then, upon demand of the Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

                          3..4  Funding Losses.  The Company agrees to
              reimburse the Bank for, and to hold the Bank harmless from, any loss or expense which the Bank may sustain or incur as a consequence of:

                                (a)  the failure of the Company to make any
                    payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

                                (b)   the failure of the Company to borrow,
                    continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Conversion/Continuation Notice;

                                (c)   the failure of the Company to make any
                    prepayment after the Company has given a notice in accordance with Section 2.5;

                                (d)   the prepayment (including pursuant to
                    Section 2.5.2) of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto;

                                (e)   the conversion pursuant to subsection
                    2.4 of any Offshore Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;








              including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Bank under this Section 3.4, each Offshore Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the applicable offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

                          3..5  Inability to Determine Rates.  If the Bank
              determines that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to subsection
              2.6.1 for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will forthwith give notice of such determination to the Company. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it. If the Company does not revoke such notice, the Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Offshore Rate Loans.

                          3..6  Certificate of Bank.  The Bank, if claiming
              reimbursement or compensation pursuant to this Article 3, shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

                          3..7  Survival.  The agreements and obligations of
              the Company in this Article 3 shall survive the payment and performance of all other Obligations.

                    4.    Conditions Precedent.

                          4..1  Conditions to Approving Parcels.  A Parcel
              shall be considered an Approved Parcel for purposes of this Agreement upon satisfaction of all of the following conditions precedent:

                                4..1.1  Satisfactory Parcel; Permitted Use.
              Such Parcel is satisfactory to the Bank in its sole and







              absolute discretion. The improvements located on such Parcel are and will be used solely for office, industrial, warehouse, research and development, or neighborhood, community or regional shopping center purposes.

                                4..1.2  No Hazardous Materials.  Such Parcel
              shall be free from all Hazardous Materials, including asbestos, other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel and permitted by all applicable Environmental Laws, and the Bank shall have received evidence in form and substance satisfactory to the Bank of such Parcel's compliance with this condition.

                                4..1.3  Appraised Value.  An Appraised Value
              shall have been established for such Parcel.

                                4..1.4  No Liens.  Such Parcel and all
              related personal property is (or at the time a Mortgage is recorded against such Parcel it shall be) free and clear of all Liens other than Liens securing nondelinquent taxes or assessments.

                                4..1.5  Deliveries to the Bank.  The Bank
              shall have received each of the following in form and substance satisfactory to the Bank:

                                      (1)   a current ALTA survey of such
                    Parcel and Surveyor's Certification, including a complete legal description;

                                      (2)   copies of all exceptions to title
                    with respect to such Parcel;

                                      (3)   copies of any available plans and
                    specifications for any improvements located on such Parcel;

                                      (4)   an environmental site assessment
                    for such Parcel, dated as of a recent date, prepared by a qualified firm acceptable to the Bank, stating, among other things, that such Parcel is free from Hazardous Materials other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel, and that any such Hazardous Materials located thereon and all operations conducted thereon are in compliance with all Environmental Laws and showing any Estimated Remediation Costs;

                                      (5)   copies of all leases and
                    contracts relating to all or any portion of such Parcel;

                                      (6)   financial statements for any
                    Major Tenant that are available to the Company;







                                      (7)   an operating report for such
                    Parcel for not less than the four (4) most recent consecutive quarters, together with a projection of the operating results for such Parcel for the following twenty-four (24) months;

                                      (8)   a certificate concerning the
                    amount of space at such Parcel devoted to office, retail, industrial and research and development (other than office) uses signed by the Company and, if such Parcel is owned by a Person other than the Company, such other Person, substantially in the form of Exhibit D;

                                      (9)   a cost budget for any anticipated
                    renovation of such Parcel;

                                      (10)  if such Parcel is owned by a
                    Person other than the Company, copies of all of such Person's Organization Documents;

                                      (11)  a duly executed Mortgage,
                    Assignment of Leases, financing statement(s), assignment of contracts and unsecured environmental indemnity covering such Parcel;

                                      (12)  such certificates relating to the
                    authority of the Persons signing the documents required under Section 4.1.5(11) as the Bank may reasonably request;

                                      (13)  a written opinion of counsel to
                    the Company and the Person signing the documents required under Section 4.1.5(11) practicing in the jurisdiction in which such Parcel is located (which counsel shall be acceptable to the Bank) covering such matters relating to the Company, such other Person, the Loans and such Parcel as the Bank may require;

                                      (14)  such consents, subordination
                    agreements and other documents and instruments executed by tenants and other Persons party to material contracts relating to such Parcel as Bank may request;

                                      (15)  certificates of insurance and
                    loss payable endorsements for all policies required pursuant to Section 6.6, showing the same to be in full force and effect with respect to such Parcel; and

                                      (16)  all other documents reasonably
                    required by the Bank.

                                4..1.6  Approval of Deliveries.  The Bank
              shall have reviewed and approved all of the items provided under Section 4.1.5.







                                4..1.7  Recording of the Mortgage.  The
              Mortgage and the Assignment of Leases relating to such Parcel shall have been duly recorded in the official records of the jurisdiction in which such Parcel is located.

                                4..1.8  Title insurance.  The Company shall,
              at its sole expense, have delivered to the Bank an ALTA form extended coverage lender's policy of title insurance, or evidence of a commitment therefor satisfactory to the Bank, in form, substance and amount, and issued by one or more insurers, reasonably satisfactory to the Bank, together with all indorsements and binders thereto reasonably required by the Bank, naming the Bank as the insured, insuring the Mortgage relating to such Parcel to be a valid first priority lien upon such Parcel, and showing such Parcel subject only to such Mortgage and the Permitted Encumbrances.

                                4..1.9  Filing of Financing Statements.
              Financing statement(s) shall have been filed with all of the officials necessary, in the Bank's sole judgment, to perfect the security interests created by the Mortgage relating to such Parcel and all related personal property.

                                4..1.10  Perfection of Liens.  The Bank shall
              have received satisfactory evidence that all other actions necessary, or in the Bank's sole judgment desirable, to perfect and protect the first priority security interests for the benefit of the Bank created by the Collateral Documents have been taken.

                                4..1.11  Tax Reporting Service.  The Company
              shall, at its sole expense, have delivered to the Bank evidence of a contract with a property tax reporting service for such Parcel for a period of not less than three years.

                                4..1.12  Underwriting Fee.  The Company shall
              have paid to the Bank (i) any additional underwriting fee payable pursuant to Section 2.7 as a result of the Parcel's becoming an Approved Parcel and (ii) all amounts payable pursuant to Section 9.4 in connection with such Parcel and the Mortgage relating to such Parcel.

                                4..1.13  Expenses.  The Bank shall have
              received satisfactory evidence that the Company has paid all title insurance premiums, tax service charges, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with such Parcel, the recording of the Mortgage and the Assignment of Leases relating to such Parcel or the issuance of the Title Policy (whether due on the recording date of the Mortgage or in the future) including sums due in connection with any future advances.










                          4..2  Conditions of Initial Loan.  The obligation
              of the Bank to make the initial Loan hereunder is subject to the satisfaction of all of the following conditions precedent:

                                4..2.1  Deliveries to the Bank.  The Bank
              shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Bank and its counsel:

                                (a)   this Agreement and the Revolving Note
                    executed by the Company;

                                (b)   copies of the resolutions of the board
                    of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                                (c)   a certificate of the Secretary or
                    Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder;

                                (d)         the articles or certificate of
                    incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                                (e)         a good standing certificate for
                    the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with bringdown certificate by telex or telefacsimile dated the Closing Date;

                                (f)   an opinion of Zankel & McGrane, or
                    other counsel to the Company acceptable to the Bank, addressed to the Bank, substantially in the form of Exhibit E;

                                (g)   a certificate signed by a Responsible
                    Officer, dated as of the Closing Date, stating that
                    (i) the representations and warranties contained in
                    Article 5 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the initial Loan; and (iii) there has occurred since June 30, 1993, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

                                (h)   a certified copy of financial
                    statements of the Company and its Subsidiaries referred to in Section 5.11; and

                                (i)   such other approvals, opinions or
                    documents as the Bank may request.

                                4..2.2  Payment of Expenses.  The Company
              shall have paid all costs, accrued and unpaid fees and expenses incurred by the Bank, to the extent then due and payable, on the Closing Date, including Attorney Costs incurred by the Bank, to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute a reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank, including any such costs, fees and expenses arising under or referenced in Section 9.4.

                                4..2.3  Payment of Underwriting Fee.  The
              Company shall have paid to the Bank the first year's underwriting fee owing pursuant to Section 2.7.

                          4..3  Conditions to All Borrowings.  The obligation
              of the Bank to make any Loan (including the initial Loan) is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

                                4..3.1  Initial Approved Parcel.  At least
              one (1) Parcel shall have become an Approved Parcel by satisfying all of the conditions of Section 4.1.

                                4..3.2  Notice of Borrowing.  The Bank shall
              have received a Borrowing Notice.

                                4..3.3  Continuation of Representations and
              Warranties. The representations and warranties made by the Company contained in Article 5 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                                4..3.4  No Existing Default.  No Default or
              Event of Default shall exist or shall result from such Loan.

                                4..3.5  No Future Advance Notice.  The Bank
              shall not have received from the Company any notice that any








              Collateral Document will no longer secure future advances or future Loans to be made or extended under this Agreement.

                                4..3.6  Further Assurances.  The Company
              shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Bank all documents (including all documents evidencing tenant improvement expenses and leasing commissions owing with respect to an Acquired Parcel), and taken all actions, reasonably required by the Bank from time to time to confirm the rights created or now or hereafter intended to be created by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

                                4..3.7  Title Insurance.  The Bank shall have
              received, in form and substance satisfactory to the Bank, from any title insurer who issued a Title Policy, all indorsements, binders and modifications to such policy or policies reasonably required by the Bank.

                                4..3.8  Lease Schedule and Budget.  If all or
              any portion of the Loan proceeds are to be used to acquire fee title to improved real property, the Company shall have delivered to the Bank a schedule of anticipated lease roll-off for such property during the period through the Maturity Date, together with a cost budget for anticipated tenant improvement expenses and leasing commissions associated with re-leasing space at such property that are to be paid with Loan proceeds from time to time during the period through the Maturity Date.

              Each Borrowing Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such Borrowing Notice and as of the date of each Loan, that the conditions in Section 4.3 are satisfied.

                          4..4  Letters of Credit.  In addition to the
              conditions set forth in Sections 4.2 and 4.3, the Bank's obligation to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent on the relevant issuance date:

                                4..4.1  The Company shall have executed and
              delivered to the Bank an application and agreement for standby letter of credit on the Bank's standard form.

                                4..4.2  The Company shall have paid to the
              Bank a letter of credit fee in the aggregate amount of 2.00% per annum on the face amount of the requested Letter of Credit and based on the expiry date set forth therein.

                    5. Representations and Warranties. The Company represents and warrants to the Bank that:








                          5..1  Corporate Existence and Power.  The Company
              and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; (c) has the power and authority, and has obtained all governmental licenses, authorizations, consents and approvals needed, to own its assets, to carry on its business and to execute, deliver and perform its obligations under the Loan Documents; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause
              (b) or clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                          5..2  Corporate Authorization; No Contravention.
              The execution, delivery and performance by the Company of this Agreement and any other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

                                (a)   contravene the terms of any of the
                    Company's Organization Documents;

                                (b)   conflict with or result in any breach
                    or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

                                (c)   violate any Requirement of Law.

                          5..3  Governmental Authorization.  No approval,
              consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Bank under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

                          5..4  Binding Effect.  This Agreement and each
              other Loan Document constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                          5..5  Litigation.  Except as specifically disclosed
              in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or any of their respective Properties which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to the Company or one or more of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                          5..6  No Default.  No Default or Event of Default
              exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

                          5..7  ERISA Compliance.  Each Plan and
              Multi-employer Plan is in full compliance with applicable Requirements of Law, including ERISA, and no ERISA Events or accumulated funding deficiencies within the meaning of ERISA have occurred with respect to any Qualified Plan or Multi-employer Plan that, in the aggregate, could result in a Material Adverse Effect.

                          5..8  Use of Proceeds; Margin Regulations.  The
              proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.6.

                          5..9  Title to Properties.  The Company and each of
              its Subsidiaries has good record and marketable title in fee simple to all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens, that are not disclosed in the most recent financial statements delivered to the Bank.

                          5..10  Taxes.  The Company and its Subsidiaries
              have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries that would, if the assessment were made, have a Material Adverse Effect.

                          5..11  Financial Condition.

                                 (a)  The unaudited consolidated financial
                    statements of the Company and its Subsidiaries dated
                    June 30, 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for the quarter ended on that date:

                                      (i)  were prepared in accordance with
                          GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                                      (ii)  are complete, accurate and fairly
                          present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                                      (iii)  except as specifically disclosed
                          in Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                          (b)  Since June 30, 1993, there has been no
                    Material Adverse Effect.

                          5..12  Environmental Matters.

                                (a)   Except as specifically disclosed in
                    Schedule 5.12, to the best knowledge of the Company the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $50,000 in the aggregate.

                                (b)   Except as specifically disclosed in
                    Schedule 5.12, the Company and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.







                                (c)   Except as specifically disclosed in
                    Schedule 5.12, none of the Company, any of its Subsidiaries or any of their respective present Property or operations is subject to any outstanding written order from, or agreement with, any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                                (d)   Except as specifically disclosed in
                    Schedule 5.12, to the best knowledge of the Company there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations of the Company or any of its Subsidiaries prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $50,000 in the aggregate for any such condition, circumstance or Property. In addition, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                          5..13  Regulated Entities.  Neither the Company nor
              any Person controlling the Company is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                          5..14  No Burdensome Restrictions.  The Company is
              not a party to, or bound by, any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                          5..15  Solvency.  The Company is Solvent and each
              of its Subsidiaries is Solvent.

                          5..16  Subsidiaries.  As of the Closing Date, the
              Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16, and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.








                          5..17  Brokers; Transaction Fees.  Neither the
              Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

                          5..18  Insurance.  The Properties of the Company
              and its Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company or such Subsidiary operates.

                          5..19  Full Disclosure.  None of the
              representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents, as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                    6. Affirmative Covenants. The Company covenants and agrees that, so long as the Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

                          6..1  Financial Statements.  The Company shall
              deliver to the Bank, in form and detail satisfactory to the
              Bank:

                                (a)   as soon as publicly available, but not
                    later than 120 days after the end of each calendar year, a copy of the audited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                                (b)  as soon as publicly available, but not
                    later than 60 days after the end of each calendar quarter of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and results of operations of the Company and the Subsidiaries in accordance with GAAP;

                                (c)   as soon as available, but not later
                    than 30 days after the end of each calendar quarter of each year, operating statements and rent rolls for each Property securing the Loans, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and the results of operations of the Company and the Subsidiaries in accordance with GAAP;

                                (d) as soon as available, but not later than 60 days after the end of each semi-annual period ending on June 30 and December 31, rolling two-year consolidated cash flow projections for the Company and each of its Subsidiaries, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects.

                          6..2  Certificates; Other Information.  The Company
              shall furnish to the Bank:

                                (a)   concurrently with the delivery of the
                    financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 2.5.2(a), 7.10 and 7.11;

                                (b)   promptly after the same are sent,
                    copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC or any successor or similar Governmental Authority; and

                                (c)   promptly, such additional business,
                    financial, corporate affairs and other information as the Bank may from time to time reasonably request.








                          6..3  Notices.  The Company shall promptly notify
              the Bank:

                                (a)   of the occurrence of any Default or
                    Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                                (b)   of (i) any breach or non-performance
                    of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

                                (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $500,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                                (d)   upon, but in no event later than ten
                    (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws,
                    (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any Property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

                                (e)   of any of the following ERISA events
                    affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

                                       (i)        an ERISA Event;

                                      (ii)        the adoption of any new
                          Plan that is subject to Title IV of ERISA or







                          section 412 of the Code by any member of the Controlled Group;

                                 (iii)        the adoption of any
                          amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or Unfunded Pension Liabilities; or

                                      (iv)        the commencement of
                          contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

                                (f)   any Material Adverse Effect subsequent
                    to the date of the most recent audited financial statements of the Company delivered to the Bank pursuant to subsection 6.1(a); and

                                (g) of any change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries.

              Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

                          6..4  Preservation of Corporate Existence, Etc.
              The Company shall, and shall cause each of its Subsidiaries to:

                                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                                (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and

                                (c)   use its reasonable efforts, in the
                    Ordinary Course of Business, to preserve its business organization.

                          6..5  Maintenance of Property.  The Company shall
              maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                          6..6  Insurance.  In addition to insurance
              requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability insurance, property and casualty insurance and rental interruption insurance, the amount of which shall not be reduced by the Company in the absence of thirty (30) days' prior notice to the Bank. All casualty insurance maintained by the Company and its Subsidiaries shall name the Bank as loss payee, and all liability, rental interruption and other insurance maintained by the Company and its Subsidiaries shall name the Bank as additional insured as its interest may appear. Upon request of the Bank, the Company shall furnish the Bank at reasonable intervals (but not more often than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Bank any insurance broker for the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this
              Section 6.6 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

                          6..7  Payment of Obligations.  The Company shall,
              and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                                (a)   all tax liabilities, assessments and
                    governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company or any of its Subsidiaries) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                                (b)   all lawful claims which, if unpaid,
                    would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company or any of its Subsidiaries) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and







                                (c)   all Indebtedness, as and when due and
                    payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                          6..8  Compliance with Laws.  The Company shall
              comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or any of its Property, except such as may be contested in good faith or as to which a bona fide dispute may exist.

                          6..9  Inspection of Property and Books and Records.
              The Company shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, all at the expense of the Company (which shall include all internal or outside legal and other consultant fees and other out-of-pocket expenses incurred by the Bank in connection with any such inspection, but shall not include the Bank's normal overhead or employee costs of administering the Loans) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. No actions by the Bank pursuant to this Section 6.9 shall unreasonably interfere with (a) the performance by the Company's employees of their duties or (b) the occupancy of any of the Company's tenants.

                          6..10  Environmental Laws.  The Company shall, and
              shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws. Upon the written request of the Bank, the Company shall submit, and cause each of its Subsidiaries to submit, to the Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d), that could, individually or in the aggregate, result in liability in excess of $100,000.







                          6..11  Use of Proceeds.  Subject to the provisions
              of Section 3.2(c), the Company shall use the proceeds of the Loans solely (a) to the extent of the Acquisition Availability, to acquire fee simple title to additional improved real property, and (b) to the extent of the Leasing Availability, to pay tenant improvement expenses and leasing commissions with respect to Acquired Parcels, and (c) to the extent of the Distribution Availability, to pay (i) dividends to the Company's shareholders, or (ii) any expenses of the Company or any Parcel, including any costs of capital improvements for any Parcel (other than tenant improvement expenses and leasing commissions with respect to Acquired Parcels (subject to the provisions of Section 7.12).

                          6..12  Solvency.  The Company shall at all times
              be, and shall cause each of its Subsidiaries to be, Solvent.

                          6..13  Further Assurances.  Promptly upon request
              by the Bank, the Company shall (and shall cause any of its Subsidiaries to) do such further acts, and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all deeds, conveyances, security agreements, deeds of trust, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, as the Bank may reasonably require from time to time in order to
              (i) carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents,
              (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document or under any other document executed in connection therewith.

                    7. Negative Covenants. The Company hereby covenants and agrees that, so long as the Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

                          7..1  Limitation on Liens.  The Company shall not,
              and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of the Collateral, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                                (a)  any Lien created under any Loan
                    Document;








                                (b)  Liens for taxes, fees, assessments or
                    other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded; or

                                (c)  carriers', warehousemen's, mechanics',
                    landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto.

                          7..2  Consolidations and Mergers.  The Company
              shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                                (a)  any Subsidiary of the Company may merge
                    with (i) the Company, provided that the Company shall be the continuing or surviving corporation, or (ii) any one or more subsidiaries of the Company, provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation; and

                                (b)  any Subsidiary of the Company may sell
                    all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another wholly-owned Subsidiary of the Company;

              provided, however, that so long as the continuing or surviving corporation remains liable for all of the Company's obligations to the Bank under the Loan Documents, the Bank shall not unreasonably withhold its consent to any merger or consolidation of the Company or any of its Subsidiaries with or into any other Person.

                          7..3  Loans and Investments.  The Company shall
              not, and shall not suffer or permit any of its Subsidiaries to, make any advance, loan, extension of credit or preferred capital contribution to any Person, including any Affiliate of the Company, except for loans to tenants for tenant improvements in a maximum principal amount of $250,000 for any such loan and a maximum aggregate principal amount of $500,000 for all such loans outstanding at any time.

                          7..4  Limitation on Indebtedness.  The Company
              shall not, and shall not suffer or permit any of its







              Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any unsecured Indebtedness, except accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary in accordance with customary terms and paid within the specified time.

                          7..5  Transactions with Affiliates.  The Company
              shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary; in each case
              (a) and (b), upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

                          7..6  Use of Proceeds.  The Company shall not, and
              shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
              Section 13 or 14 of the Securities and Exchange Act of 1934 or any regulations promulgated thereunder.

                          7..7  Contingent Obligations.  The Company shall
              not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except endorsements for collection or deposit in the Ordinary Course of Business.

                          7..8  Creation of Subsidiaries.  The Company shall
              not, and shall not suffer or permit any of its Subsidiaries to,
              (i) form any additional Subsidiaries, or (ii) enter into any additional partnership, joint venture or similar business arrangement with any Person.

                          7..9  Compliance with ERISA.  The Company shall
              not, and shall not suffer or permit any of its Subsidiaries to,
              (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Bank) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Bank) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multi-employer Plan so as to result in any material







              (in the opinion of the Bank) liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Bank) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the
              Bank) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

                          7..10  Debt to Tangible Net Worth Ratio.  The
              Company shall not at any time permit the ratio of (a) its total consolidated liabilities (including as liabilities all then-outstanding but undrawn Letters of Credit and the amount of the Leasing Availability, if any) to (b) its total consolidated stockholders' equity (excluding as assets (i) any loans to tenants for tenant improvements and (ii) goodwill and other intangible assets, and valuing all real Property at the lower of book or market value (where market value is based on the most recent Appraisal for each Parcel)) to be greater than the ratio set forth below with respect to any fiscal quarter during the corresponding period set forth below:

                                      Period                        Ratio

                          On or before March 31, 1995         0.75
                          From and after April 1, 1995        0.50

                          7..11  Debt Service Coverage Ratio.  The Company
              shall not permit the ratio of (a) its Cash Flow to (b) its Covenant Debt Service at any time to be less than 1.15 for any fiscal quarter.

                          7..12  Change in Business.  The Company shall not,
              and shall not suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof. In particular, the Company and its Subsidiaries will not engage in the business of real estate development, and will not acquire undeveloped real Property or construct, or use the proceeds of any Loan to expand, improvements on any of their respective real Property.

                          7..13  Accounting Changes.  The Company shall not,
              and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

                    8.    Events of Default and Remedies.









                          8..1  Event of Default.  Any of the following shall
              constitute an Event of Default:

                                8..1.1  Non-Payment.  The Company fails to
              pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within twenty (20) days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                                8..1.2  Representation or Warranty.  Any
              representation or warranty by the Company or any of its Subsidiaries made or deemed made in this Agreement or any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries or their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                                8..1.3  Specific Defaults.  The Company fails
              to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.6, 6.9, 7.10 or 7.11; or

                                8..1.4  Other Defaults.  The Company fails to
              perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Bank; or

                                8..1.5  Insolvency; Voluntary Proceedings.
              The Company or any of its Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                                8..1.6  Insolvency; Involuntary Proceedings.
              (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty
              (60) days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                                8..1.7  ERISA Plans.  The occurrence of any
              one or more of the following events with respect to the Borrower, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan:

                                      (a)   A Reportable Event shall occur
                    with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

                                      (b)   Any Plan termination (or
                    commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan; or

                                8..1.8  Monetary Judgments.  One or more
              final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions of $200,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

                                8..1.9  Collateral.  (a) Any provision of any
              Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary of the Company party thereto, or the Company or any Subsidiary of the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and Permitted Encumbrances; or

                                8..1.10  Adverse Change.  There shall occur a
              Material Adverse Effect that continues unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such Material Adverse Effect or (ii) the date upon which written notice thereof is given to the Company by the Bank.

                          8..2  Remedies.  If any Event of Default occurs,
              the Bank may:

                                8..2.1  Termination of Commitment to Lend.
                    Declare its commitment to make Loans or issue Letters of Credit to be terminated, whereupon such commitment shall forthwith be terminated; provided, however, that the Bank shall continue to honor any outstanding Letter of Credit; and

                                8..2.2  Acceleration of Loans.  Declare the
                    unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                                8..2.3  Security for Letters of Credit.
                    Require that the Company deposit with the Bank, on demand and as cash security for the Company's obligations under the Loan Documents, an amount equal to the aggregate undrawn amount of all then-outstanding Letters of Credit (and the Company hereby grants to the Bank a security interest in any such amount deposited with the Bank (and any amount deposited with the Bank pursuant to subsection 2.5.2(a)), all earnings thereon and all proceeds thereof, and as to such amounts the Bank shall have the rights and remedies of a secured party under the California Uniform Commercial Code); provided that upon the occurrence of any event specified in subsections 8.1.5 or 8.1.6 above (in the case of clause (i) of subsection 8.1.6 upon the expiration of the 60-day period mentioned therein) such amounts shall automatically become due and payable without further act of the Bank.

                                8..2.4  Exercise of Rights and Remedies.
                    Exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsections 8.1.5 or 8.1.6 above (in the case of clause (i) of subsection 8.1.6 upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans or issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank. Notwithstanding any contrary provision of any Loan Document, the Bank shall not incur any trustee or other foreclosure fees or expenses for which it will seek reimbursement from the Company under Section 9.4(b) until at least five (5) Business Days after the occurrence of an Event of Default under subsection 8.1.3; provided, however, that this restriction shall not apply to any other Event of Default. Notwithstanding any contrary provision of applicable law, not less than thirty (30) days shall elapse between the occurrence of an Event of Default and the actual sale of any Property securing the Loans, but the Bank may give any notices, commence any actions, obtain the appointment of receivers and other provisional remedies, sequester any rents, issues and profits, or exercise any of its other rights or remedies during such thirty (30) day period.

                          8..3  Rights Not Exclusive.  The rights provided
              for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                    9.    Miscellaneous.

                          9..1  Amendments and Waivers.  No amendment or
              waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

                          9..2  Notices.

                                (a)  All notices, requests and other
                    communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed (by certified mail, postage prepaid, return receipt requested), delivered or telecopied to the address or number specified for notices on the applicable signature page hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

                                (b)  All such notices and communications
                    shall, when transmitted by overnight delivery or telecopied by facsimile, be effective when delivered for overnight delivery or transmitted by telecopier, respectively, or if delivered, upon delivery, except that notices pursuant to Article 2 shall not be effective until actually received by the Bank. All notices and communications telecopied by facsimile will also be mailed by ordinary first class mail, postage prepaid.






                    All such notices and communications delivered by mail shall be effective upon the earlier of (i) two (2) Business Days after deposit in the United States mail, or
                    (ii) actual receipt, as evidenced by the return receipt.

                                (c) The Company acknowledges and agrees that any agreement of the Bank at Article 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

                          9..3  No Waiver; Cumulative Remedies.  No failure
              on the part of the Bank to exercise, and no delay in its exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                          9..4  Costs and Expenses.  The Company shall,
              whether or not the transactions contemplated hereby shall be consummated:

                                (a)  pay or reimburse the Bank within fifteen
                    (15) Business Days after demand (subject to subsections
                    4.1.12 and 4.2.2) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration (other than normal overhead costs of administering the Loan) and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Bank with respect thereto;

                                (b)  pay or reimburse the Bank within fifteen
                    (15) Business Days after demand (subject to subsections
                    4.1.12 and 4.2.2) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any workout or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Bank; and

                                (c)  pay or reimburse the Bank within fifteen
                    (15) Business Days after demand (subject to subsections
                    4.1.12 and 4.2.2) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses incurred or sustained by the Bank in connection with the matters referred to under paragraphs (a) and (b) of this Section.

                          9..5  Indemnity.  Whether or not the transactions
              contemplated hereby shall be consummated, the Company shall pay, indemnify, and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising solely from the negligence or willful misconduct of such Indemnified Person. The obligations in this Section 9.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section 9.5 shall be paid within thirty (30) days after demand.

                          9..6  Marshaling; Payments Set Aside.  The Bank
              shall be under no obligation to marshal any assets in favor of the Company or any other Person, or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Bank, or the Bank enforces its Liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

                          9..7  Successors and Assigns.  The provisions of
              this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

                          9..8  Assignments, Participations, Confidentiality.

                                9..8.1  Assignments.  The Bank may at any
              time assign and delegate to one or more Persons (provided that no written consent of the Company shall be required in connection with any assignment and delegation to an Affiliate of the Bank) (each, an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of the Bank hereunder and under the other Loan Documents; provided, however, that the Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

                                9..8.2  Participations.  The Bank may at any
              time sell to one or more Persons (each, a "Participant") participating interests in any Loans, the Commitment and the other interests of the Bank hereunder and under the other Loan Documents; provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) the Participant shall, together with the Bank, be entitled to the non-exclusive protections of Sections 3.1 and 3.3 as though it were also the Bank hereunder.

                                9..8.3  Confidentiality.  The Bank agrees to
              take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any other Loan Document, and neither the Bank nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company known to the Bank); provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to the Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes the Bank to disclose to any Participant or Assignee (each, a "Transferee"), and to any prospective Transferee, such financial and other information in the Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Bank pursuant to this Agreement or which has been delivered to the Bank by the Company in connection with the Bank's credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing with the Bank to keep such information confidential to the same extent required of the Bank hereunder.

                          9..9  Counterparts.  This Agreement may be executed
              by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

                          9..10  Severability.  The illegality or
              unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                          9..11  No Third Parties Benefited.  This Agreement
              is made and entered into for the sole protection and legal benefit of the Company and the Bank and their permitted successors and assigns, and no other Person (other than an Indemnified Person under Section 9.5) shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Bank shall have no obligation to any Person not a party to this Agreement or other Loan Documents.

                          9..12  Time.  Time is of the essence as to each
              term or provision of this Agreement and each of the other Loan Documents.

                          9..13  Arbitration; Reference.

                                (a)  Mandatory Arbitration.  Any controversy
                    or claim between or among the parties, including but not limited to those arising out of or relating to this







                    Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                                (b)  Real Property Collateral.
                    Notwithstanding the provisions of subparagraph 9.13(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph 9.13(c).

                                (c)  Judicial Reference.  At the request of
                    any party, a controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs 9.13(a) and 9.13(b) shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                                (d)  Provisional Remedies, Self-Help and
                    Foreclosure. No provision of this Section 9.13 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or mortgage or by judicial foreclosure.

                          9..14  Notice of Claims; Claims Bar.  THE COMPANY
              HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE, AGAINST THE BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE BANK WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

                          9..15  Entire Agreement.  This Agreement, together
              with the other Loan Documents, embodies the entire Agreement and understanding between the Company and the Bank, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Bank.

                          9..16  Interpretation.  This Agreement is the
              result of negotiations between, and has been reviewed by counsel to, the Company and the Bank, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Bank merely because of the Bank's involvement in the preparation of such documents and agreements.



















                          IN WITNESS WHEREOF, the parties hereto have caused
              this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            "Company"

                                            BEDFORD PROPERTY INVESTORS, INC.,
                                            a Maryland corporation


                                            By /S/ PETER B. BEDFORD
                                                   PETER B. BEDFORD
                                                   CHAIRMAN OF THE BOARD
                                                   AND CHIEF EXECUTIVE
                                            OFFICER
                                                  [Printed Name and Title]


                                            By /S/ JAY SPANGENBERG
                                                   JAY SPANGENBERG
                                                   CHIEF FINANCIAL OFFICER
                                                   [Printed Name and Title]


                                            Notice Address:

                                            3658 Mt. Diablo Boulevard
                                            Suite 210
                                            Lafayette, California 94549
                                            Attention:  Jay Spangenberg
                                            Telephone No.:  (510) 283-8910
                                            Telecopier No.:  (510) 283-5697


                                            "Bank"

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION


                                            By /S/ DONNA CHIARO
                                                   DONNA CHIARO
                                                   VICE PRESIDENT - REGIONAL
                                            MANAGER
                                                   [Printed Name and Title]


                                            Lending Office/Notice Address:

                                            50 California Street, 11th Floor
                                            San Francisco, California 94111
                                            Attention:  James Hildebrand
                                            Telephone No.:  (415) 445-4193







                                            Telecopier No.:  (415) 445-4154




























































                                         EXHIBIT A

                                 [Form of Borrowing Notice]

                                           (Date)

              Bank of America National Trust
                 and Savings Association (Unit 8940)
              50 California Street, 11th Floor
              San Francisco, California 94111
              Attention:  James Hildebrand

                          Re:   $20,000,000 Revolving Loan to Bedford
                                Property Investors, Inc.; Loan
                                No. ____________________; Borrowing Notice
                                No. _________________________

              Gentlemen:

                          Bedford Property Investors, Inc. ("the Company")
              hereby requests a [Loan] [Letter of Credit] on the terms set forth below pursuant to Sections 2.1 and 2.3 of that certain Credit Agreement dated as of December 20, 1993, between the Company and the Bank (the "Agreement"). Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

                          1.    [The amount of the Loan is
              U.S.$ _______________ (minimum principal amount of $100,000 for Reference Rate Loans to be used to pay the costs of tenant improvements or leasing commissions for any Acquired Parcel, $250,000 for Reference Rate Loans to be used for any other permitted purpose, and $1,000,000 for Offshore Rate Loans).] [The amount of the Letter of Credit is U.S.$_______________.]

                          2. [The borrowing date will be ____________, 19__.] [The issuance date of the Letter of Credit will be ___________, 19,__, and the expiry date of the Letter of Credit will be ___________, 19__.]

                          [3.   The Loan proceeds will be used to [acquire
              fee title to improved real property] [pay the costs of tenant improvements for [describe the Parcel(s)]] and/or [pay dividends to the Company's shareholders and/or pay expenses of the Company and/or pay expenses of [describe the Parcel(s)]] in the following amounts:

                          Permitted Purpose                   Amount

                          ______________________        $______________

                          ______________________        $______________

                          ______________________        $______________







                          [4.   The Loan will be a [Reference Rate/Offshore
              Rate] Loan.]

                          [5.   If the Loan is an Offshore Rate Loan, the
              Interest Period will be _____ [days] [year], and will begin on _______________, 19__, and will end on _______________, 19__.]

                          The Company hereby represents and warrants to the
              Bank that (i) the representations and warranties made by the Company contained in Article 5 of the Agreement are true and correct on and as of the borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (ii) no Default or Event of Default has occurred and remains uncured and no Default or Event of Default shall result from the making of the requested Loan; and
              (iii) [with respect to the requested Loan, all of the conditions of Section 4.3] [with respect to the requested Letter of Credit, all of the conditions of Sections 4.3 and 4.4] of the Agreement have been satisfied (and will be satisfied on the date such [Loan is made] [Letter of Credit is issued]).

                                            BEDFORD PROPERTY INVESTORS, INC.,
                                            a Maryland corporation,


                                            By ____________________________

                                               ____________________________
                                                  [Printed Name and Title]





























                                         EXHIBIT B

                          [Form of Conversion/Continuation Notice]

                                           (Date)

              Bank of America National Trust
                 and Savings Association (Unit 8940)
              50 California Street, 11th Floor
              San Francisco, California 94111
              Attention:  James Hildebrand
                    Re: $20,000,000 Revolving Loan to Bedford Property Investors, Inc.; Loan No. ____________________;
                          Conversion/Continuation Notice No. ___________

              Gentlemen:

                          Pursuant to Section 2.4 of that certain Credit
              Agreement dated as of December 20, 1993, between Bedford Property Investors, Inc., a Maryland corporation ("the Company"), and the Bank (the "Agreement"), the Company hereby elects to [convert the [Reference Rate Loan/expiring Offshore Rate Loan] described below into [an Offshore Rate Loan/a Reference Rate Loan] having the terms described below] [continue the expiring Offshore Rate Loan described below as an Offshore Rate Loan having the terms described below]. Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

                          1.    The [conversion/continuation] date is
              _______________, 19__.
                          2.    The aggregate amount of Loans to be
              [converted to [Offshore Rate Loans] [Reference Rate Loans]/continued as Offshore Rate Loans] is U.S.$
              _______________.

                          3.    The Company requests [conversion of
              U.S.$ _______________ of [Reference Rate Loans] [Offshore Rate Loans] to [an Offshore Rate Loan having an Interest Period of _____ [days] [year], beginning on _______________, 19__, and ending on _______________, 19__] [a Reference Rate Loan]] [continuation of U.S.$ _______________ of Offshore Rate Loans as an Offshore Rate Loan having an Interest Period of _____ [days] [year], beginning on _______________, 19__, and ending on _______________, 19__.

                                            BEDFORD PROPERTY INVESTORS, INC.,
                                            a Maryland corporation,


                                            By ____________________________

                                               ____________________________
                                              [Printed Name and Title]





































































                                         EXHIBIT C

                                  [Form of Revolving Note]

                                       REVOLVING NOTE


              $20,000,000.00       San Francisco, California December 20, 1993


                          FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS,
              INC., a Maryland corporation (the "Company"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), at its offices at 50 California Street, 11th Floor (Unit 8940), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

                          Interest shall accrue on amounts outstanding
              hereunder in accordance with that certain Credit Agreement dated as of December 20, 1993 (the "Agreement") between the Company and the Bank. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time:
              (a) at a fluctuating rate equal to 0.75% per annum above the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a rate equal to 3.00% per annum above the applicable Offshore Rate. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

                          All unpaid principal and interest outstanding
              hereunder shall be due and payable on January 1, 1997; provided that prepayments of principal shall be made as provided in the Agreement.

                          This Revolving Note is the Revolving Note referred
              to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.







                          The Bank will endorse on the schedule annexed to
              this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

                          Except as otherwise expressly provided in any
              Collateral Document, this Note is secured by (1) each of the Mortgages executed from time to time pursuant to the Agreement and covering an Approved Parcel and (2) each of the Assignments of Leases and other Collateral Documents executed from time to time pursuant to the Agreement.

                          The Company waives presentment, demand, protest,
              notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

                          This Revolving Note has been executed by the
              undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.


                                              BEDFORD PROPERTY INVESTORS, INC.,
                                              a Maryland corporation


                                              By ____________________________

                                                 ____________________________
                                                  [Printed Name and Title]



                                              By ____________________________

                                                 ____________________________
                                                  [Printed Name and Title]













                                      LOANS AND PRINCIPAL PAYMENTS


          Amount of    Interest    Purpose   Amount of    Source of
            Loan       Rate and      of       Principal   Principal Notation
                         Borrowing    Loan       Paid    Payment     Made By
                        Period
      Date

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

___________________________________________________________________________

____________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

__________________________________________________________________________

_________________________________________________________________________

________________________________________________________________________

_________________________________________________________________________

________________________________________________________________________

__________________________________________________________________________











                                               EXHIBIT D

                                   [Form of Property Use Certificate]

                                        PROPERTY USE CERTIFICATE


              To:   Bank of America National Trust
                    and Savings Association (the "Bank")


                    Pursuant to Section 4.1.5(8) of that certain Credit Agreement (the "Agreement") dated as of December 20, 1993, between Bedford Property Investors, Inc., a Maryland corporation (the "Company"), and the Bank, the Company hereby represents, warrants and certifies to the Bank that the improvements located on the Parcel commonly known as ________________ ________________________ [property address] contain the following amounts of net rentable area devoted to, or available for, the following uses:

              Office:           _________ square feet of net rentable area

              Retail:           _________ square feet of net rentable area

              Industrial
              or Warehouse:  ________  square feet of net rentable area

              Research and
              Development:      ________  square feet of net rentable area
                                            (not including office space)

                    Total:      ________    square feet of net rentable area

              Capitalized terms used in this Certificate and not defined herein have the meanings given to them in the Agreement.

              Dated: ____________________


                                            BEDFORD PROPERTY INVESTORS, INC.,
                                            a Maryland corporation


                                            By ____________________________

                                               ____________________________
                                                  [Printed Name and Title]














                                               EXHIBIT E

                                      [Form of Opinion of Counsel]




                                        _______________, 1993



              Bank of America National Trust and
               Savings Association
              50 California Street, 11th Floor
              San Francisco, California  94111
              Attention: James Hildebrand


             Re: $20,000,000 Secured Revolving Line of Credit from Bank of America National Trust and Savings Association (the "Bank") to Bedford Property Investors, Inc., a Maryland corporation (the "Company")

              Gentlemen:

              We have acted as counsel to the Company in connection with the negotiation and execution of the documents evidencing the above-referenced line of credit (the "Credit Line"), and we are delivering this opinion to you at the Company's request. In connection with our representation of the Company, we have examined all of the following documents (collectively, the "Loan Documents"):

              1. Credit Agreement dated as of December 20, 1993, between the Company and the Bank (the "Agreement");

              2. Revolving Note made by the Company and payable to the order of the Bank in the maximum principal amount of $20,000,000.00 (the "Note"); and

              3. Secretary's Certificate executed by the Company's secretary.

              We have also reviewed such other documents, certificates and instruments as we deemed relevant, appropriate or necessary in rendering the opinions contained herein. In rendering the opinions set forth below, we have assumed the truth of the facts stated in the foregoing documents, the genuineness of the signatures thereon and the completeness thereof.

               Based upon the foregoing, but subject to the limitations and qualifications expressed below, we are of the opinion that:

               1. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Maryland, and is duly qualified to do business in the State of California and in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. The Company has the full right, power and authority to execute, deliver and perform its obligations under the Agreement, the Note and all other documents and agreements it may execute in connection with the Agreement.

              2. The Company's execution, delivery and performance of the Loan Documents and each of the other documents and agreements it may execute in connection with the Loan Documents (i) have been duly authorized by all necessary action, (ii) do not require the consent or approval of any governmental body or regulatory authority or any other person or entity, and (iii) do not conflict with any law or regulation, or any term or provision of the Company's articles of incorporation or bylaws, or any agreement to which the Company is bound or by which any of its property is bound or affected.

              3. The Loan Documents and each of the other documents and agreements that the Company may execute in connection with the Loan Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

              4. Except as specifically disclosed in the Agreement, there are no actions, suits, proceedings, claims or disputes pending, or to the best of our knowledge threatened or contemplated, at law, in equity, in arbitration or before any court or other governmental authority, against the Company or any of its subsidiaries or any of their respective properties which (a) purport to affect or pertain to the Agreement or any other Loan Document, or any of the transactions contemplated thereby, or
(b) if determined adversely to the Company or one or more of its subsidiaries would reasonably be expected to have a material adverse effect on the financial condition of the Company or its ability to perform its obligations under the Loan Documents. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery or performance of the Agreement or any other Loan Document, or directing that the transactions provided for therein not be consummated as therein provided.

               The opinions expressed herein are subject to the effect of bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and general principles of equity.

                           Very truly yours,



                            _____________________________














                                              Schedule 5.5

                                               Litigation

             None, outside of ordinary litigation related to the collection of delinquent rent.























































                                             Schedule 5.11

                                  Material Indebtedness Not Disclosed
                                    on 6/30/93 Financial Statements

                                                 None.























































                                             Schedule 5.12

                                       Environmental Disclosures

                                                 None.
























































                                             Schedule 5.16

                                       (a)  List of Subsidiaries


              ICMPI (CBC), Inc., a Maryland corporation
              ICMPI (San Antonio), Inc., a Delaware corporation ICMPI (Scottsdale), Inc., a Delaware corporation
              ICMPI (Jackson), Inc., a Delaware corporation
              ICMPI (Irvine), Inc., a Delaware corporation
              ICMPI (Concord Diablo 3), Inc., a Delaware corporation ICMPI (Concord Diablo 8), Inc., a Delaware corporation ICMPI (Mason 18), Inc., a Delaware corporation
              ICMPI (Overland Park), Inc., a Delaware corporation ICMPI (Lenexa), Inc., a Delaware corporation
              ICMPI (UT Lender), Inc., a Delaware corporation
              ICMPI (Benicia VII), Inc., a Delaware corporation ICMPI (Concord Diablo 2), Inc., a Delaware corporation ICMPI (SLA Park), Inc., a Delaware corporation


                                        (b)  Equity Investments


              ICMPI (CBC), Inc., a Maryland corporation
              ICMPI (San Antonio), Inc., a Delaware corporation ICMPI (Scottsdale), Inc., a Delaware corporation
              ICMPI (Jackson), Inc., a Delaware corporation
              ICMPI (Irvine), Inc., a Delaware corporation
              ICMPI (Concord Diablo 3), Inc., a Delaware corporation ICMPI (Concord Diablo 8), Inc., a Delaware corporation ICMPI (Mason 18), Inc., a Delaware corporation
              ICMPI (Overland Park), Inc., a Delaware corporation ICMPI (Lenexa), Inc., a Delaware corporation
              ICMPI (UT Lender), Inc., a Delaware corporation
              ICMPI (Benicia VII), Inc., a Delaware corporation ICMPI (Concord Diablo 2), Inc., a Delaware corporation ICMPI (SLA Park), Inc., a Delaware corporation